EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Getzville, NY 14068
Immediate Release
Columbus McKinnon Increases Quarterly Dividend and
Authorizes $20 Million Share Repurchase Plan
BUFFALO, N.Y., March 26, 2019 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of motion control products, technologies and services for material handling, today announced that its Board of Directors has approved payment of a regular quarterly dividend of $0.06 per common share, a $0.01 per common share increase from its previous quarterly dividend rate of $0.05.
The Company also announced that its Board of Directors has approved a new stock repurchase program authorizing the repurchase of up to $20 million of the Company’s common stock.
Mark Morelli, President and CEO of Columbus McKinnon, commented, “We have produced compelling performance with our Blueprint for Growth strategy. Cash generation has been very strong while return on invested capital has also improved. We have measurably reduced debt resulting in a solid balance sheet that offers financial flexibility. Our financial strength and confidence in our future were central to the Board’s decision to increase our dividend 20%.”
He added, “While we are committed to continuing to reduce debt, we believe the new share repurchase plan is also an important element of a disciplined capital allocation strategy providing us another means to return capital to shareholders when prudent.”
The Company's stock repurchase program authorizes the purchase of the Company's common stock through open market transactions. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, capital availability and other market conditions.
The dividend will be payable on or about May 13, 2019 to shareholders of record at the close of business on May 3, 2019. Columbus McKinnon has approximately 23.4 million shares of common stock outstanding.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at http://www.cmworks.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future cash generation, dividends and share repurchases, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the effectiveness of the Company’s Blueprint for Growth strategy, its 80/20 process to simplify operations, the ability of the Company’s operational excellence initiatives to drive profitability, the success of the Company’s new products to enhance revenue, the timing and success of the divestitures, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

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